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                                    EXHIBIT 5

                        OPINION OF JACKSON WALKER L.L.P.









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                                 April 23, 1999

TCA Cable TV, Inc.
3015 SSE Loop 323
Tyler, Texas 75701

          Re:     Registration Statement on Form S-8 of TCA Cable TV, Inc.

Gentlemen:

          We are acting as counsel for TCA Cable TV, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,080,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares"), which Shares are issuable upon the exercise of Options ("Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the TCA Cable TV, Inc. Amended and Restated Incentive Stock Option Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

          In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Company's Articles of Incorporation, as amended, the Bylaws, as amended, of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

          Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that the Shares, when issued by the Company in accordance with the terms of the Plan and the Options for consideration having not less than the par value thereof, will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     Jackson Walker L.L.P.